                                                                   Exhibit 99(a)

                                     PROXY

                              Mid-America Bancorp
                               500 West Broadway
                           Louisville, Kentucky 40202

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MID-AMERICA BANCORP. The undersigned, a shareholder of Mid-America Bancorp (the "Company"), hereby appoints R. K. Guillaume, Orson Oliver and John T. Rippy, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the special meeting of shareholders
to be held at                     , on             , 2002 and at any
adjournments thereof.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS GIVEN. UNLESS OTHER DIRECTORS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION AND RELATED PLAN OF MERGER REFERENCED IN THE NOTICE OF SPECIAL MEETING AND IN THE DISCRETION OF THE PROXYHOLDER ON OTHER MATTERS. MANAGEMENT RECOMMENDS A VOTE FOR THE AGREEMENT AND PLAN OF REORGANIZATION AND RELATED PLAN OF MERGER.

                               (See Reverse Side)

The undersigned hereby instructs said proxies or their substitutes:

1. TO APPROVE the Agreement and Plan of Reorganization dated as of November 7, 2001 and a related Plan of Merger and the merger provided therein, pursuant to which Mid-America Bancorp will merge into BB&T Corporation, and each outstanding share of common stock of Mid-America Bancorp will be converted into the right to receive shares of common stock of BB&T Corporation and cash, as described in the accompanying proxy statement/prospectus. The Agreement and Plan of Reorganization and the related Plan of Merger are attached to the proxy statement/prospectus as Appendix A.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

2. In their discretion, the proxies are authorized to vote upon any other business which properly comes before the meeting and any adjournments thereof.

The undersigned hereby revokes all proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, both dated
             , 2002.

Please sign exactly as shares are registered. If shares are held by joint tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        PLEASE MARK, SIGN, DATE AND MAIL THE
                                        CARD IN THE ENCLOSED ENVELOPE.

DATED: ___________________________, 2002

Signature ______________________________

DATED: ___________________________, 2002

Signature ______________________________

                                       2